Exhibit 99.1
GTSI Reports Third Quarter Results
Expense Containment and Profitability Lead the Way
HERNDON, VA. — November 5, 2009 — GTSI (R) Corp. (NASDAQ: GTSI), an enterprise IT infrastructure solutions and services provider to the government, released financial and operational results for the third quarter of 2009.
“The conditions in the government market were as hyper competitive as I have seen in all my years,” said Jim Leto, GTSI’s Chief Executive Officer. “With influences from multiple sources, we found ourselves in the final weeks of the quarter losing large transactions to companies willing to accept deals at very low gross margins. While this quarter is not what we anticipated, we have maintained a lower cost structure and delivered profitability, which has been difficult in these economic times.” As a result, the Company no longer projects for 2009 an increase over 2008 in sales.
Third Quarter Highlights
•	Awarded Perimeter Security and Communications contract for the Port of Oakland

•	Won Army Authentication Identification Technology (AIT) IV contract with the Department of the Army

•	Sharp declines in quarter-ended inventory to lowest levels in years

•	Strong growth in new financial services business

•	Voluntary turnover 6%
Professional Services
During the quarter, GTSI adjusted its strategy for professional services. By aligning all of the customer focused and service and sale revenue activities under Scott Friedlander, GTSI’s President and Chief Operating Officer, the Company expects to promote greater collaboration throughout the organization and focus on a core set of featured solutions. In addition to the reporting change, the professional services team has been challenged to improve utilization.
“We are seeking to accelerate growth in our services business by moving towards enhanced engineering services around next generation computing platforms. This phase of our services strategic plan is expected to enable us to maintain our existing service offerings, at lower costs, and expand into higher margin opportunities. To bolster this initiative and reshape our services model, we have hired Sandy Gillespie, a top-flight executive, tenured government service focused professional who brings tremendous skills to GTSI from Raytheon and Lockheed Martin” said Leto.
Financial Update
For the third quarter of 2009, GTSI reported sales of $209.7 million and earnings before taxes of $7.1 million as compared to sales of $257.1 million and earnings before taxes of $8.2 million. In order to provide a valid comparison of net income and earnings per share it is important to note that in 2009 GTSI reverted to full taxpayer status. An income tax expense of $3.2 million was recorded in the current quarter as compared to no income tax expense in 2008. As a result, the GTSI recorded net income for the quarter of $3.8 million ($0.39 per diluted share) as compared net income of $8.2 million ($0.83 per diluted share) reported in the third quarter of 2008. Selling, general and administrative expenses for the quarter were $23.8 million, down sharply from the $27.5 million for the same period in 2008.

Gross margin dollars in the third quarter of 2009 were $28.9 million with gross margin percentage of 14% in the period, compared to $34.8 million with a gross margin percentage of 14% in the third quarter of 2008.
“We continue to gain efficiencies in our business model allowing us to realize greater savings in our operating expenses,” said Peter Whitfield, Chief Financial Officer for GTSI. “As a result of entering into a $135 million credit and floor planning facility with Castle Pines Credit earlier this year, combined with the fact that we have not been in the line for the past seven months, we have seen a dramatic shift in cash and borrowings by nearly $38 million since the end of 2008.”
Conference Call
An investor conference call to discuss results for the quarter ended September 30, 2009 is scheduled for 8:30 a.m. Eastern Time November 5, 2009. Interested parties are invited to participate by calling 800-593-9034 or 334-323-7224, pass code is GTSI. In addition, you may access the webcast on GTSI’s Investor Relations page (www.gtsi.com/ir). Webcast will be available for replay through November 5, 2010. To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available following the conclusion of the call until 6:00 pm Eastern Time, November 14, 2009. To access the replay, please dial 877-919-4059 or 334-323-7226, pass code 30139618.
About GTSI Corp.
GTSI Corp. provides a Technology Lifecycle Management (TLM) approach to IT infrastructure solutions delivered through industry-leading professional and financial services. GTSI employs a proactive, strategic methodology that streamlines technology lifecycle management, from initial assessment to acquisition, implementation, refresh, and disposal. TLM allows customers to implement solutions quickly and cost-effectively. GTSI’s certified engineers and project managers leverage strategic partnerships with technology innovators. These experts use proven, repeatable processes to design, deploy, manage, and support simple to complex solutions, to meet client’s current and future requirements and business objectives. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. and was named as one of “Best Places to Work” in 2009. Further information about the Company is available at www.GTSI.com/About.
Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management — including, but not limited to, those relating to revenue, margins, operating results and net income, and the effect of new contracts and lender agreements, as well as new vendor relationships — may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are those listed in the Company’s most recent annual report on Form 10-K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission.
GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other countries. All trade names are the property of their respective owners.
GTSI Contact:
Paul Liberty
Vice President, Corporate Affairs & Investor Relations
703.502.2540
paul.liberty@gtsi.com

GTSI Corp. Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	September 30,		2009 vs 2008
	2009	2008	Variance	Percentage
SALES
Product	$189,234	$233,545	$(44,311)	-19.0%
Service	13,985	15,331	(1,346)	-8.8%
Financing	6,465	8,183	(1,718)	-21.0%

	209,684	257,059	(47,375)	-18.4%

COST OF SALES
Product	169,550	209,896	40,346	19.2%
Service	8,745	8,890	145	1.6%
Financing	2,475	3,498	1,023	29.2%

	180,770	222,284	41,514	18.7%

GROSS MARGIN	28,914	34,775	(5,861)	-16.9%
SELLING, GENERAL & ADMINISTRATIVE EXPENSES	23,836	27,541	3,705	13.5%

INCOME FROM OPERATIONS	5,078	7,234	(2,156)	-29.8%
INTEREST AND OTHER INCOME, NET	1,979	969	1,010	104.2%

INCOME BEFORE TAXES	7,057	8,203	(1,146)	-14.0%
INCOME TAX (PROVISION) BENEFIT	(3,236)	24	(3,260)	-13583.3%

NET INCOME	$3,821	$8,227	$(4,406)	-53.6%

EARNINGS PER SHARE
Basic	$0.40	$0.84	$(0.44)	-52.4%

Diluted	$0.39	$0.83	$(0.44)	-53.0%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,651	9,791	(140)	-1.4%

Diluted	9,787	9,885	(98)	-1.0%

GTSI Corp. Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Nine Months Ended
	September 30,		2009 vs 2008
	2009	2008	Variance	Percentage
SALES
Product	$466,822	$504,196	$(37,374)	-7.4%
Service	40,835	40,599	236	0.6%
Financing	10,700	14,254	(3,554)	-24.9%

	518,357	559,049	(40,692)	-7.3%

COST OF SALES
Product	421,566	454,080	32,514	7.2%
Service	25,669	23,422	(2,247)	-9.6%
Financing	3,525	5,961	2,436	40.9%

	450,760	483,463	32,703	6.8%

GROSS MARGIN	67,597	75,586	(7,989)	-10.6%
SELLING, GENERAL & ADMINISTRATIVE EXPENSES	71,128	76,243	5,115	6.7%

LOSS FROM OPERATIONS	(3,531)	(657)	(2,874)	-437.4%
INTEREST AND OTHER INCOME, NET	3,251	848	2,403	283.4%

(LOSS) INCOME BEFORE TAXES	(280)	191	(471)	-246.6%
INCOME TAX (PROVISION) BENEFIT	(89)	61	(150)	-245.9%

NET (LOSS) INCOME	$(369)	$252	$(621)	-246.4%

(LOSS) EARNINGS PER SHARE
Basic	$(0.04)	$0.03	$(0.07)	-233.3%

Diluted	$(0.04)	$0.03	$(0.07)	-233.3%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,737	9,749	(12)	-0.1%

Diluted	9,737	9,874	(137)	-1.4%

GTSI Corp. Unaudited Consolidated Balance Sheet
(In thousands)

			Change from
	September 30,	December 31,	December 31, 2008
	2009	2008	Variance	Percentage
ASSETS
Current assets:
Cash and cash equivalents	$15,359	$—	$15,359	100.0%
Accounts receivable, net	216,023	190,740	25,283	13.3%
Inventory	21,368	13,491	7,877	58.4%
Deferred costs	2,787	7,849	(5,062)	-64.5%
Other current assets	9,182	7,807	1,375	17.6%

Total current assets	264,719	219,887	44,832	20.4%
Depreciable assets, net	11,669	13,664	(1,995)	-14.6%
Long-term receivables and other assets	41,369	14,078	27,291	193.9%

TOTAL ASSETS	$317,757	$247,629	$70,128	28.3%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under credit facility	$—	$22,387	$22,387	100.0%
Accounts payable	113,197	103,553	(9,644)	-9.3%
Accounts payable — Floor plan	60,250	—	(60,250)	-100.0%
Financed lease debt, current portion	1,759	6,538	4,779	73.1%
Accrued liabilities	21,563	17,857	(3,706)	-20.8%
Deferred revenue	2,436	2,079	(357)	-17.2%

Total current liabilities	199,205	152,414	(46,791)	-30.7%
Long-term financed lease debt	184	2,530	2,346	92.7%
Other liabilities	29,894	2,571	(27,323)	-1062.7%

Total liabilities	229,283	157,515	(71,768)	-45.6%
Total stockholder’s equity	88,474	90,114	1,640	1.8%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$317,757	$247,629	$(70,128)	-28.3%